Exhibit 10.2

ADDENDUM NO. 1 TO LETTER OF INTENT

ADDENDUM NO. 1

TO LETTER OF INTENT DATED MARCH 5, 2026

Drugs Made in America Acquisition Corp II (NASDAQ: DMIIU)

Date: March 9, 2026

This Addendum modifies the Letter of Intent dated March 5, 2026 between:

Alpha Multi Family Office (“Investor”)

S.E.E Capital Partners Ltd. (“Transaction Advisor”)

and

Drugs Made in America Acquisition Corp II (“Company”).

1. Acknowledgment of Letter of Intent

The parties acknowledge that on March 5, 2026 the Company executed a Letter of Intent with the Investor relating to a proposed Senior Convertible Note investment in the amount of $1,500,000.

Except as modified herein, the Letter of Intent remains in full force and effect.

2. Modification of Aggregate Financing Amount

The parties agree that the aggregate amount of financing to be provided to the Company shall be $1,400,000.

The difference between the amount referenced in the LOI {$1,500,000) and the net investment to the Company {$1,400,000) represents $100,000 in due diligence and negotiation costs associated with the Investor’s advisor.

3. Advisor Fee Responsibility

The parties acknowledge that S.E.E Capital Partners Ltd. acts solely as advisor to the Investor.

The $100,000 advisory and due diligence cost shall be paid solely by the Investor to the Transaction Advisor.

The Company shall have no obligation, liability, or responsibility for such payment, and the Investor alone shall be responsible for negotiating and settling such payment with the Transaction Advisor.

4. Interim Bridge Loan

The Investor shall provide an initial bridge loan of $150,000 to the Company.

This amount shall constitute a deposit toward the $1,400,000 aggregate financing contemplated by the Letter of Intent as modified by this Addendum. The proceeds shall be used exclusively for:

●	accounting expenses

●	audit expenses

●	reporting expenses

●	regulatory compliance costs necessary to maintain the Company’s listing and

●	operations.

5. Conversion Rights

Any Convertible Note issued pursuant to this Addendum, including the $150,000 Interim Convertible Note, shall be convertible solely at the discretion of the Investor.

Conversion shall occur only after completion of the Company’s business combination (de-SPAC transaction).

Upon such event, the Investor may elect to convert the outstanding principal amount into shares of the post-merger combined entity.

The conversion price shall reflect a 35% discount to the market value of the shares of the combined entity at the time of conversion.

6. Remaining Financing

The remaining balance of the investment, $1,250,000, shall be issued pursuant to a definitive Convertible Note Purchase Agreement reflecting the terms contemplated in the Letter of Intent as modified by this Addendum.

The parties intend to negotiate and finalize the definitive agreement during the current week.

7. Escrow Arrangement

Upon execution of the definitive agreement, the entire $1,400,000 financing amount shall be deposited into the IOLA escrow account of a licensed law firm mutually agreed upon by the Investor and the Company.

Disbursements from such account shall require joint authorization of both the Investor and the Company.

8. Minimum Funding Milestone

The parties agree that at least $400,000 in aggregate funding shall be disbursed to the Company on or prior to March 30, 2026.

9. Interim Note Protection

The $150,000 Interim Convertible Note shall not constitute an event of default prior to March 30, 2026, provided the parties continue negotiating the definitive financing in good faith.

10. Governing Law

This Addendum and all interim financing instruments issued pursuant to it shall be governed by the laws of the Cayman Islands. The Courts of the State of Israel can be used if an action is initiated by the lender, and the Courts of the State of New York can be used if a legal action is initiated by the borrower.

Accepted and Agreed

Alpha Multi Family Office

Signature:	/s/ Alon Tal
Name:	Alon Tal
Date:	March 10, 2026

S.E.E Capital Partners Ltd.

Signature:	/s/ Anastasio Carayannis
Name:	Anastasio Carayannis
Date:	March 10, 2026

Drugs Made in America Acquisition Corp II

Roger E. Bendelac
Chief Executive Officer

Signature:	/s/ Roger E. Bendelac
Date:	March 10, 2026

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